Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts Dot Hill:

Helene Dashefsky, Public Relations, tel: 760-431-4483, Email: helene@dothill.com

Kirsten Garvin, Investor Relations, tel: 760-476-3811, Email: kirsten.garvin@dothill.com

Dot Hill Receives OEM Agreement Extension from Sun Microsystems

CARLSBAD, Calif.— Jan. 28, 2004 — Dot Hill Systems Corp. (NASDAQ: HILL) today announced that the existing three-year OEM partner agreement with Sun Microsystems, Inc., first announced in May 2002, has been extended. The agreement will now continue through May 22, 2007, a two-year extension to the original agreement.

“We have been delivering high-quality, highly-marketable products to Sun for more than a year now, and we believe that the extension to the OEM agreement validates our technology and our long-term commitment to deliver outstanding services and products,” said Jim Lambert, Dot Hill’s president and chief executive officer. “This contract extension demonstrates the high level of confidence that a market leader like Sun has in our ability to produce innovative products.”

Dot Hill currently provides Sun Microsystems with Fibre Channel and SCSI storage systems for the Sun StorEdge 3000 series of storage solutions for volume server environments. These products were designed and engineered to Sun Microsystems’ specifications. These products are certified to meet the stringent NEBS (Network Equipment Building System) Level 3 standard used by the telecommunications industry and the MIL-STD-810F standard used by the U.S. Department of Defense. Solectron Corp. will continue to manufacture these products for Dot Hill at their plants in Milpitas, California, Budapest, Hungary and Penang, Malaysia.

About Dot Hill

Dot Hill Systems Corp. is a leader in the innovative design and delivery of storage networking solutions to channel partners worldwide. Its products include the SANnet® II family of storage systems, SANscape® storage management software, SANpath® storage networking software and professional training, support and service. For more information, visit Dot Hill on the Web at www.dothill.com.

Dot Hill, the Dot Hill logo, SANnet, SANscape, and SANpath are trademarks of Dot Hill Systems Corp. All other products and names mentioned herein are trademarks or registered trademarks of their respective owners.

Certain statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include statements about any future occurrences (as opposed to historical fact), such as any statements regarding: the duration of Dot Hill’s OEM agreement with Sun, the future availability of any particular product; and the length of the relationship between Dot Hill and Sun. The risks that contribute to the uncertain nature of the forward-looking statements include: the risk that Sun or one or more of Dot Hill’s other customers may cancel or reduce significant orders, revise their product forecasts or terminate their agreements with Dot Hill; the fact that there are no minimum purchase requirements or guarantees in Dot Hill’s OEM agreement with Sun and that the agreement does not obligate Sun to purchase its storage solutions exclusively from Dot Hill; the risk that Solectron or Dot Hill’s other suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; changing customer preferences in the open systems computing market; and other unforeseen supply, technological, intellectual property or engineering issues. However, there are many other risks not listed here that may affect the future business and financial results of Dot Hill, as well as the forward-looking statements contained herein. To learn more about such risks and uncertainties, you should read the risk factors set forth in the forms 10-K and 10-Q most recently filed by Dot Hill with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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